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                                                                 Exhibit 4(f)(i)

                      EARNINGS ENHANCED DEATH BENEFIT RIDER

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RIDER SECTION 1.                    GENERAL INFORMATION

1.1   WHAT IS OUR                   Our agreement with you includes this rider
      AGREEMENT WITH YOU?           as a part of the contract to which it is
                                    attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. The issue date for this rider is the same issue date as the contract to which it is attached.

                                    We promise to provide the death benefit
                                    proceeds described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

1.2   WHAT IS THE BENEFIT           This rider provides an earnings enhanced
      PROVIDED BY THIS              death benefit during the accumulation
      RIDER?                        period. This rider must be used in
                                    conjunction with at least one of the other optional death benefit riders shown on the data page.

1.3   WHEN WILL THIS RIDER          This rider will terminate on the earliest
      TERMINATE?                    of:

                                         a.)  the date death proceeds become
                                              payable;

                                         b.)  the payout date;

                                         c.)  the date you surrender your
                                              contract;

                                         d.)  the date no other optional death
                                              benefit riders are in force; or

                                         e.)  the date you choose to end this
                                              rider. You may end it by written
                                              request.

                                    Once this rider terminates, the charges for it will cease and the benefit will no longer be available.

RIDER SECTION 2.                    RIDER CHARGES

2.1   IS THERE A CHARGE FOR         There is an annual charge for this rider.
      THIS RIDER?                   The annual charge is determined by
                                    multiplying the annual percentage charge
                                    (shown on the contract data page) by the average monthly contract value for the prior year. The average monthly contract value is equal to the sum of each monthly contract value (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                                    During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary. This charge will also be deducted upon full surrender of the contract, payment of death proceeds or selection of a payout option, if not on a contract anniversary. The charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

RIDER SECTION 3.                    DEATH BENEFIT PROCEEDS

3.1   WHAT AMOUNT WILL BE           The amount that will be paid under this
      PAID AS DEATH BENEFIT         contract as death benefit proceeds is equal
      PROCEEDS DURING THE           to the greater of:
      ACCUMULATION PERIOD?

                                         a.)  the death benefit proceeds
                                              provided by the contract to which
                                              this rider is attached:

                                         b.)  the death benefit proceeds
                                              provided by any other rider
                                              attached to the contract; or

                                         c.)  the earnings enhanced death
                                              benefit described in Rider Section
                                              4 as of the date due proof of
                                              death is received.

                                    The death benefit proceeds described above
                                    will be reduced by any applicable premium
                                    expense charges not previously deducted.
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RIDER SECTION 4.                    EARNINGS ENHANCED DEATH BENEFIT

4.1   HOW DO WE                     The earnings enhanced death benefit will be
      DETERMINE THE                 determined as of the date due proof of death
      EARNING ENHANCED              is received.
      DEATH BENEFIT?

                                    The earnings enhanced death benefit is equal
                                    to your contract value plus an additional
                                    amount that is calculated by multiplying
                                    earnings (described below) by:

                                         a.)  0.40 if the annuitant was age 70
                                              or younger on the contract issue
                                              date; or

                                         b.)  0.25 if the annuitant was age 71
                                              or older on the contract issue
                                              date.

                                    In no event will the earnings enhanced death benefit exceed an amount equal to your contract value plus 100% of all remaining purchase payments.

                                    For purposes of calculating the earnings enhanced death benefit described above:

                                         a.)  "earnings" are equal to the
                                              contract value minus any
                                              applicable charge for riders
                                              (accrued since the prior contract
                                              anniversary) and any remaining
                                              purchase payments; and

                                         b.)  "remaining purchase payments" are
                                              equal to:

                                              1.)   the sum of all net purchase
                                                    payments received;

                                              2.)   less the amount that each
                                                    partial withdrawal exceeds
                                                    the amount of earnings in
                                                    the contract immediately
                                                    prior to such withdrawal.
                                                    Partial withdrawals are
                                                    assumed to be taken from
                                                    earning first, then from
                                                    purchase payments in the
                                                    order received.

                                    If the resulting calculated earnings equal zero or a negative number, earnings will be zero.
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CUNA Mutual Insurance Society
     A Mutual Insurance Company


/s/ Jeff Post
President